UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2017

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2017, the Board of Directors (the “Board”) of International Paper Company (“the Company”) elected Dr. Kathryn D. Sullivan as a director and assigned her to its Governance and Public Policy & Environment Committees, effective March 1, 2017. Dr. Sullivan’s term as a director will expire at the annual meeting of the Company’s stockholders in May 2017, at which time her continued Board service will be subject to renomination and stockholder approval. With the election of Dr. Sullivan, the size of the Board is now 12 members.

Dr. Sullivan, age 65, is the Charles A. Lindbergh Fellow of Aerospace History at the Smithsonian National Air and Space Museum (effective March 1, 2017). Dr. Sullivan served in several roles in the U.S. Department of Commerce and the National Oceanic and Atmospheric Association Administration (NOAA) between May 2011 and January 2017, including as Under Secretary of Commerce for Oceans & Atmosphere and NOAA Administrator from March 2014 until January 2017. She served as a Director for Ohio State University’s Battelle Center for Mathematics and Science Education Policy from 2006 through 2011. Between 1996 and 2005, Dr. Sullivan served as President and CEO of the Center of Science and Industry (COSI), a hands-on science education enterprise, serving nearly 900,000 people annually throughout Ohio and surrounding states. Between 1978 and 1993, Dr. Sullivan was a Mission Specialist for NASA. She is a veteran of three Shuttle missions with over 500 hours in space and she is the first American woman to walk in space. Dr. Sullivan served on the boards of directors of several public companies between 1997 and 2011. She earned a bachelor’s degree in Earth Sciences from the University of California, Santa Cruz and a doctorate in geology from Dalhousie University in Nova Scotia.

The Board of Directors has determined that Dr. Sullivan is independent, meets the applicable independence requirements of the New York Stock Exchange and the Board’s more rigorous standards for determining director independence. There have been no transactions since January 1, 2016, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which she or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The selection of Dr. Sullivan was not pursuant to any arrangement or understanding between her and any other person. The Governance Committee of the Board of Directors recommended her to the full Board as a nominee for election. A third-party business leadership recruiting firm engaged by the Governance Committee provided assistance in identifying her as a potential Board candidate.

Dr. Sullivan will be compensated in accordance with previously disclosed compensation programs for the Company’s non-management (outside) directors.

SECTION 7. REGULATION FD.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the above-referenced director election is attached hereto as Exhibits 99.1 and incorporated herein by reference.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description

99.1	Press Release of International Paper Company dated February 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: February 15, 2017	By:	/s/ SHARON R. RYAN
Name: Sharon R. Ryan
Title: Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of International Paper Company dated February 15, 2017.

E-1